                                       1
Exhibit 10(ao) Page 1 of  8

                        FIRST AMENDMENT TO LOAN AGREEMENT

     THIS FIRST AMENDMENT TO LOAN AGREEMENT, dated as of July 31, 1996 (this "Amendment"), is among INVACARE CORPORATION, an Ohio corporation (the "Company"), each of the Subsidiaries of the Company designated under the Loan Agreement (as described below) as a Borrowing Subsidiary (the "Borrowing Subsidiaries" and together with the Company, the "Borrowers" and each a "Borrower"), the banks set forth on the signature pages hereof (collectively, the "Banks") and NBD BANK, a Michigan banking corporation, as agent for the Banks (in such capacity, the "Agent").

                                    RECITALS

     A. The Borrowers, the Agent and the Banks are parties to a Loan Agreement, dated as of December 20, 1994, (as now and hereafter amended, the "Loan
Agreement"), pursuant to which the Banks agreed, subject to the terms and conditions thereof, to extend credit to the Borrowers.

     B. The Borrowers desire to amend the Loan Agreement and the Agent and the Banks are willing to do so strictly in accordance with the terms hereof.

                                      TERMS

     In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

     ARTICLE I.  AMENDMENTS.  Upon  fulfillment  of the  conditions set forth in
Article III hereof, the Loan Agreement shall be amended as follows:

         1.1   Section 1.1 shall be amended as follows:

     (a) The definition of "Applicable Margin" shall be deleted and the following shall be inserted in place thereof:

     "Applicable Margin" shall mean with respect to any Floating Rate Loan, Interbank Offered Rate Loan, S/L/C fee and facility fee, as the case may be, the applicable percentage set forth in the applicable table below as adjusted on the date on which the financial statements and compliance certificate required pursuant to Section 5.1(d) are delivered to the Banks and shall remain in effect until the next change to be effected pursuant to this definition, provided, that, if any financial statements referred to above are not delivered within the time period specified above, then, until the financial statements are delivered, the Interest Coverage Ratio as of the end of the fiscal quarter that would have been covered thereby shall for the purposes of this definition be deemed to be less than 3.0 to 1.0:

Page 2 of 8

                            Applicable Margin

Interest          Floating Interbank
Coverage                   Rate             Offered
Ratio                      Loan             Rate Loan         S/L/C Fee         Facility Fee
---------------------------------------------------------------------------------------------

Greater than
10.0:1.0                   0.00%            0.14%             0.14%             0.06%
---------------------------------------------------------------------------------------------

Less than or
equal to
10.0:1.0 but
greater than or
equal to 5.0:1.0           0.00%            0.18%             0.18%             0.095%
---------------------------------------------------------------------------------------------

Less than
5.0:1.0 but
greater than or
equal to 3.0:1.0           0.00%            0.225%            0.225%            0.125%
---------------------------------------------------------------------------------------------

Less than
3.0:1.0                    0.00%             0.32%             0.32%            0.18%
---------------------------------------------------------------------------------------------


     (b) The definition of "Bankers Acceptances" shall be deleted in its entirety.

     (c) The definition of "Canadian Domestic Rate" shall be deleted and the following shall be inserted in place thereof:

           "Canadian Domestic Rate" shall mean, with respect to any Interbank Interest Period, the per annum interest rate which is equal to the Agent's cost of funding an Advance in like amount and term as determined by the Agent at 10:00 a.m. on the date of such Advance (with calculation of such cost of funds to be provided by the Agent in reasonable detail upon request by the Company to the Agent).

     (d) The definition of "Commitment" shall be amended by deleting the last sentence in its entirety.

     (e) The definition of "Termination Date" shall be amended by deleting the reference therein to "December 20, 2000"and inserting "July 30, 2001" in place thereof.

     1.2 Section  2.1(c)  shall be amended by deleting  the  reference in clause
(i)(A) to "$15,000,000" and inserting "$20,000,000" in place thereof.

     1.3 Section 2.1(d) shall be deleted in its entirety and the following shall be inserted in place thereof:

     (d) Limitation on Amount of Advances. Notwithstanding anything in this Agreement to the contrary, the aggregate principal amount of the Revolving Credit Advances made by any Bank at any time outstanding shall not exceed the amount of its respective Commitment as of the date any such Advance is made, provided, however, that the aggregate principal amount of Letter of Credit Advances outstanding at any time shall not exceed $10,000,000.

     1.4 Section 2.1(e) shall be amended by deleting each reference to "September 30" and inserting "May 31" in place thereof and by deleting the reference to "October 30" and inserting "June 30" in place thereof.

     1.5 Section 2.5(a) shall be deleted and the following shall be inserted in place thereof:

                  2.5 Fees. (a) The Company agrees to pay to the Banks a facility fee on the daily average amount of the Commitments, for the period from the Effective Date to but excluding the Termination Date, at a rate equal to the Applicable Margin for the facility fee. Accrued facility fees shall be payable quarterly in arrears in Dollars within five (5) days of receipt of an invoice containing a computation of facility fees due, which invoice shall be prepared by the Agent as of the last Business Day of each March, June, September and December, commencing on the first such Business Day occurring after the date of this Agreement, and on the Termination Date.

     1.6 Section 2.5(c) shall be deleted in its entirety.

     1.7 Section 5.2(b) shall be deleted and the following shall be inserted in place thereof:

              (b) Net Worth. Permit or suffer the Consolidated Net Worth of the Company and its Subsidiaries at any time to be less than $150,000,000 plus 50% of Cumulative Consolidated Net Income of the Company and its Subsidiaries for each fiscal year of the Company commencing with the fiscal year ending December 31, 1996.

     1.8 The "Commitment Amount" and the "Initial Percentage of Total Commitments" set forth on the signature pages to the Loan Agreement next to the name of each Bank shall be deleted and the respective "Commitment Amount" and "Initial Percentage of Total Commitments" set forth below shall be inserted in place thereof: Initial Percentage Bank Commitment Amount of Total Commitments

NBD Bank                                      $57,500,000               28.75%

National City Bank                             50,000,000               25.00%

KeyBank National Association
(formerly known as
Society National Bank)                         50,000,000               25.00%

Societe Generale                               25,000,000               12.50%

Sun Trust Bank, Central
Florida, N.A. (formerly
known as SunBank, National
Association)                                   17,500,000                8.75%

     1.9 Any and all references in the Loan Agreement to "Tranche A Commitment" and "Tranche B Commitment" shall be deleted.

     1.10 Schedules 1.1(a) and 4.4 shall be substituted in place of Schedules 1.1(a) and 4.4, respectively, attached to the Loan Agreement.



     ARTICLE II. REPRESENTATIONS. Each Borrower represents and warrants to the Agent and the Banks that:

     2.1 The execution, delivery and performance of this Amendment is within its powers, has been duly authorized and is not in contravention with any law, of the terms of its Articles of Incorporation or By-laws, or any undertaking to which it is a party or by which it is bound.

     2.2 This Amendment is the legal, valid and binding obligation of the Borrower enforceable against it in accordance with the terms hereof.

     2.3 After giving effect to the amendments herein contained, the representations and warranties contained in Article IV of the Loan Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

     2.4 No Event of Default or any event or condition which might become an Event of Default with notice or lapse of time, or both, exists or has occurred and is continuing on the date hereof.

     ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall not become effective until each of the following has been satisfied:

     3.1 This Amendment shall be signed by the Borrowers, the Agent and the Banks.

ARTICLE IV.  MISCELLANEOUS.

     4.1 References in the Loan Agreement or in any note, certificate, instrument or other document to the "Loan Agreement" shall be deemed to be references to the Loan Agreement as amended hereby and as further amended from time to time.

     4.2 The Company agrees to pay and to save the Agent harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Agent in connection with preparing this Amendment and the related documents.

     4.3 Each Borrower acknowledges and agrees that the Agent and the Banks have fully performed all of their obligations under all documents executed in connection with the Loan Agreement and all actions taken by the Agent and the Banks are reasonable and appropriate under the circumstances and within their rights under the Loan Agreement and all other documents executed in connection therewith and otherwise available. Each Borrower represents and warrants that it is not aware of any claims or causes of action against the Agent or any Bank, any participant lender or any of their successors or assigns.

     4.4 Except as expressly amended hereby, each Borrower agrees that the Loan Agreement, the Notes, the Security Documents and all other documents and agreements executed by the Company in connection with the Loan Agreement in favor of the Agent or any Bank are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim or defense with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

     4.5 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of July 31, 1996.


INVACARE CORPORATION


By:      /S/ Thomas R. Miklich
------------------------------
    Its:  Chief Financial Officer


INVACARE INTERNATIONAL CORPORATION

By:     /S/ Thomas R. Miklich
-----------------------------
    Its: Secretary


CARTERS (J & A) LIMITED

By:    /S/ Thomas R. Miklich
----------------------------
    Its: Treasurer

INVACARE CANADA INC.

By:     /S/ Thomas R. Miklich
-----------------------------
    Its: Secretary/Treasurer

QUANTRIX CONSULTANTS LIMITED

By:      /S/ Louis F.J. Slangen
-------------------------------
    Its:   Director

DYNAMIC CONTROLS LIMITED

By:     /S/  Louis F.J. Slangen
-------------------------------
    Its: Director


REHADAP S.A.

By:     /S/ Frederic M. Dyevre
------------------------------
    Its:  Director


INVACARE (DEUTSCHLAND) GmbH

By:    /S/ Thomas R. Miklich
----------------------------
    Its: POA for Wubbe Berkenbosch, General Manager

BENCRAFT LIMITED

By:    /S/ Thomas R. Miklich
----------------------------
    Its: Treasurer


KUSCHALL DESIGN AG, formerly known as
Paratec AG

By:    /S/ Gerald B. Blouch
---------------------------
    Its: Director


POIRIER GROUPE INVACARE

By:    /S/ Frederic M. Dyevre
-----------------------------
    Its: Director

NBD BANK, as Agent and Individually as a Bank

By: /S/ Winifred S. Pinet
-------------------------
    Its: First Vice President


NATIONAL CITY BANK

By:    /S/ Michael P. McCuen
----------------------------
    Its: Vice President


KEYBANK NATIONAL ASSOCIATION,
formerly known as Society National Bank

By:    /S/ Thomas J. Purcell
----------------------------
    Its:  Assistant Vice President


SOCIETE GENERALE

By:     /S/ Joseph A. Philbin
-----------------------------
    Its: Vice President


SUN TRUST BANK, CENTRAL FLORIDA, N.A.,
formerly known as SunBank,
National Association

By:     /S/  H.A.   Pulker
--------------------------
    Its:  Vice President